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                                   EXHIBIT 99

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                        COMPUTATION OF EARNINGS PER SHARE


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                                                           Three Months Ended June 30,                Six Months Ended June 30,
                                                        --------------------------------          ----------------------------------
                                                            2004                  2003                2004               2003
                                                        --------------------------------          ----------------------------------
Earnings (loss) per share:

BASIC NET INCOME (LOSS) PER COMMON SHARE
Numerator:
       Income (loss) from operations                     $ (3,314,479)        $     15,083        $  4,415,830        $   (959,387)

Denominator:
       Weighted average common shares outstanding          10,705,778            8,224,949          10,705,778           8,224,949
       Effect of dilutive securitiesd
             Conversion of preferred srock                                       3,014,380           3,014,380
              Common stock equivalents from
               warrants and options                                                964,962              86,741
                                                         ------------         ------------        ------------        ------------
Denominator for diluted earnings per common share          10,705,778           12,204,291          13,806,899           8,224,949
                                                         ============         ============        ============        ============

       Basic net income (loss) per common share          $      (0.31)        $       0.00        $       0.41        $      (0.12)
                                                         ============         ============        ============        ============

       Diluted net income (loss) per common share        $      (0.31)        $       0.00        $       0.32        $      (0.12)
                                                         ============         ============        ============        ============
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